Exhibit 99.2

NextPlat’s Florida E-Commerce Development Program to Launch the Online Sales of OPKO Healthcare Products in China on Alibaba’s Tmall Global

New E-Commerce Agreement Enables NextPlat to Offer OPKO’s Nutraceutical and Veterinary Products for Sale to Chinese Consumers

COCONUT GROVE and MIAMI, FL – October 12, 2023 – NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global e-commerce provider, today announced that through a new e-commerce distribution agreement, it will enable the online sales of OPKO Health Europe, a subsidiary of OPKO Health, Inc. (NASDAQ: OPK) products in China. Under the terms of the agreement, NextPlat will launch a OPKO Health-branded online storefront on Alibaba Group Holding Limited’s (NYSE: BABA) (“Alibaba”) Tmall Global e-commerce platform in China featuring an assortment of nutraceutical and veterinary products sold and distributed by OPKO Europe.

OPKO is a global diversified diagnostic and pharmaceutical healthcare company with over 5,500 employees spanning nine countries. The distribution agreement with OPKO’s European division represents the first relationship resulting from the Company’s Florida E-commerce Development program which includes a merchant sourcing agreement with Alibaba’s Tmall Global designed to provide American businesses with easy access to the Chinese consumer market.

“NextPlat’s focus is to enable companies across an array of high-growth sectors such as healthcare and consumer products, to capitalize on the vast opportunities of global e-commerce. Having already successfully built a sizable portfolio of products for human and animal health, we believe OPKO Europe is an ideal customer for our new e-commerce development program. By leveraging our online expertise, capabilities, and our expanded relationship with Alibaba, we can uniquely provide OPKO Europe with a reliable and efficient way to quickly begin selling its products online to potentially millions of new consumers in China,” said Charles M. Fernandez, Executive Chairman and CEO of NextPlat.

The sales of OPKO products in China will be managed through NextPlat and will be made available to purchase for Chinese consumers through Tmall Global. Tmall Global is China’s leading import e-commerce platform where consumers can access over 46,000 international brands. Subject to obtaining all necessary certifications and approvals, initial sales are expected to commence late in the fourth quarter of 2023.

NextPlat’s e-commerce development program, held in coordination with local Florida chambers of commerce, initially aims to help Florida-based businesses and manufacturers market and sell their products to potentially millions of new customers. The development program features NextPlat’s turnkey global e-commerce solution and leverages the capabilities and reach of key partners including Alibaba and its Tmall Global platform, a premier B2C cross-border solution for global brands to reach Chinese consumers. NextPlat intends to expand this unique e-commerce development opportunity to businesses throughout the United States, North America as well as in Central and South America.

About NextPlat Corp

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets including technology and healthcare. Through acquisitions, joint ventures and collaborations, the Company intends to assist businesses in selling their goods online, domestically, and internationally, allowing customers and partners to optimize their e-commerce presence and revenue. NextPlat currently operates an e-commerce communications division offering voice, data, tracking, and IoT products and services worldwide and pharmacy and healthcare data management services in the United States.

About Tmall Global

Launched in 2014, Tmall Global is Taobao and Tmall Group’s dedicated channel for import e-commerce. Addressing the increasing Chinese consumer demand for international products and brands, Tmall Global is China’s leading import e-commerce platform. It is the premier platform through which international brands and retailers reach Chinese consumers, build brand awareness, and gain valuable consumer insights without the need for physical operations in China. Today, there are more than 46,000 brands from over 90 countries and regions on Tmall Global.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services, or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch new data-driven tools and services and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net